                                                                  EXHIBIT 10.15

Certain confidential portions of this Exhibit were omitted by means of asterisks in lieu of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the Mark pursuant to the Company's request for confidential treatment pursuant to the Company's request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.


                            SECOND AMENDMENT TO THE
                 MERCHANT PROGRAM MANAGEMENT AGREEMENT BETWEEN
                                 IPAYMENT, INC.
                                      AND
                          IPAYMENT TECHNOLOGIES, INC.
                                      AND
                                 HUMBOLDT BANK

     This Second Amendment (the "Amendment") to the Merchant Program Management Agreement between iPayment, Inc., Tennessee corporation ("IPAYMENT") and iPayment Technologies, Inc., a California corporation and Humboldt Bank dated September 1, 2001 (the "Agreement") is entered into as of this 3rd day of October, 2002.

                                    RECITALS

     WHEREAS, the parties entered into the Agreement in order to govern the relationship of the parties with respect to credit card settlement transactions and sponsorship; and

     WHEREAS, the parties wish to amend Section 3.1 to add a new Section 3.1(h) and to Amend Sections 8.1 and 8.2 of the Agreement;

     WHEREAS, the parties wish that the remaining terms of the Agreement remain the same.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1. Article III, Section 3.1(c) is hereby amended to read in its entirety as follows:

    "(c) Bank agrees to settle Transactions for Merchants on a non-exclusive basis, meaning that Bank may provide the same or similar services for persons or entities other than IPAYMENT. Bank agrees that Bank will settle Transactions up to and including a maximum Monthly Sales Volume of [****] so long as the ratio of total Merchant Chargebacks (all Merchants) to total gross dollar volume (all Merchants) is less than [****] and total Merchant Chargebacks (all Merchants) are less than [****] per month. Notwithstanding anything contained herein, any Merchants which are terminated by IPAYMENT shall not have their chargebacks included in the ratios and chargeback benchmarks described above. Furthermore, in calculating the above ratios and chargeback benchmarks, the parties agree to specifically exclude the merchant processing volume and chargeback levels of European Health Concepts, a Merchant that the Bank and IPAYMENT have agreed to terminate. If at any time either of such benchmarks is exceeded, the parties will cooperate in an effort to reduce Merchant Chargebacks to levels below the benchmarks set forth in this subparagraph. In the event that the parties cannot reduce the Merchant Chargebacks to levels below the benchmarks set forth in this subparagraph, Bank may reduce the maximum Monthly Sales Volume it will settle under this Agreement to such figure as Bank reasonably deems necessary, until the parties are able to reduce such number, at which time the maximum Monthly Sales Volume will be restored to [****]. Bank's current policies regarding the approval of applicants to the Merchant Program are contained in Schedule A, and Bank shall accept or reject any Customer only in conformity with Schedule A, Bank's Merchant Application Approval Policy. IPAYMENT shall assist Bank in reaching its approval decision(s) by reviewing the Customer application, verifying the information contained therein, and obtaining necessary supplementary information concerning the Customer, when reasonably requested by Bank. IPAYMENT agrees that no Customer will be permitted to participate in the Merchant Program until such Customer fulfills all of the requirements set forth on Schedule A. Bank may amend its Merchant Application Approval Policy, in Bank's sole discretion but only in reasonable conformity with industry standards regarding such matters, upon thirty (30) days' written notice to IPAYMENT. Bank agrees to review periodically with IPAYMENT the Merchant Application Approval Policy in order to eliminate provisions that might unnecessarily result in a reduction of the economic benefits IPAYMENT reasonably should expect to achieve under this Agreement. Except as provided in subsection (h) of this Section 3.1, Bank may, in its sole discretion, terminate any Merchant Agreement in accordance with the terms thereof; provided, however, that in any case where a Merchant is terminated for reasons other than actual or suspected fraud, a default of the Merchant Agreement, or where Bank in its sole judgment determines that there is an immediate risk of a material loss to Bank, Bank will give IPAYMENT notice of such proposed termination such that IPAYMENT will have a reasonable opportunity to transfer the Merchant to a different portfolio prior to Bank notifying the Merchant of its termination."


[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

2. Article III, Section 3.1 is hereby amended by adding the following section as a new Section 3.1(h):

     "(h) Notwithstanding anything contained herein, so long as all of the following are true with respect to Merchant or Merchant Account, Bank agrees that, except as required by the Rules, Bank shall neither terminate nor make any change with respect to the discount or reserve of said Merchant or Merchant Account that will have an adverse effect on the Merchant or Merchant Account without the prior written consent of
     IPAYMENT:

          "(i) The Merchant Account is not in an Association monitoring program;

          "(ii) The Merchant Account is not engaged in, or aiding and abetting, any illegal activity or fraud;

          "(iii) The Merchant Account is not processing Transactions where products are delivered or services rendered more than ninety (90) days (on the average, based upon Transactions of the immediately preceding three (3) months) following the date of the Transaction; and

          "(iv) Either (A) the Merchant Account is processing under $[****] per month (based upon an average of the immediately prior six months' Transactions), or (B) with respect to Merchant Accounts with an average processing of $[****] or more per month, in Bank's sole judgment the Merchant Account is neither experiencing significant financial deterioration nor is there any severe macroeconomic event causing an instability within merchant processing of a specific merchant or category of merchants in which the Merchant Account is included.

          "In the event Bank decides to terminate or make any such adverse change with respect to a Merchant Account with an average processing of $[****] or more per month solely because, in Bank's judgment, the conditions set forth in subparagraph (iv)(B) above are inapplicable, Bank shall first give IPAYMENT written notice of Bank's decision and IPAYMENT may, within three (3) business days of receipt of such notice, deposit into the IPAYMENT Reserve Account an amount equal to not less than [****] percent [****] of the then approved monthly processing limit for that specific Merchant Account, in which case Bank agrees to take no further action with respect to that Merchant Account solely for the reasons set forth in subparagraph (iv)(B) above.


[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

          "Notwithstanding anything contained to the contrary herein, Bank covenants and agrees that until the termination of this Agreement, Bank will continue to operate its business and to maintain its relationship with IPAYMENT in significantly the same manner it has been operating its business as of the date of this Amendment, and that Bank will not significantly change any of its existing underwriting guidelines, policies or procedures without IPAYMENT's prior consent, which consent shall not be unreasonably withheld or delayed, including, but not limited to (1) changes in policies relating to the closing of Merchant Accounts, (2) increasing IPAYMENT's reserve requirements currently in place, (3) increasing any fees or amounts currently being paid by IPAYMENT to Bank for sponsorship and processing (except as such fees or amounts are imposed on Bank by a third party and passed through to IPAYMENT pursuant to this Agreement), (4) changes in criteria for withholding IPAYMENT's funds, (5) amending the existing underwriting guidelines or underwriting procedures, or (6) taking any other actions or failing to take any actions which are not consistent with the way Bank and IPAYMENT conduct their business as of the date of this Amendment. Each party agrees that it will in good faith seek to resolve any differences that may arise between the parties under this Agreement to the extent the same are not expressly covered by this Agreement, including this Amendment. Bank acknowledges that IPAYMENT has relied on this statement in entering into this Amendment and that Bank's material breach of this covenant may cause material harm to the business of IPAYMENT and its related parent and subsidiary corporations."

3. Article VIII, Section 8.1 is hereby amended to read in its entirety as follows:

     "8.1. Term. This Agreement will become effective on the Effective Date, and unless terminated earlier in accordance with the provisions of this Agreement or by IPAYMENT in its sole discretion, will expire on April 29, 2003."

4. Article VIII, Section 8.2 hereby amended to read in its entirety as follows:

     "8.2. Termination. Notwithstanding Section 8.1 the parties will have the following rights and obligations:

     "(a) Ability to Perform. If Visa or MCI prohibits IPAYMENT from providing, or prohibits Bank from allowing IPAYMENT to provide, the services set forth in this Agreement, or if Bank becomes insolvent or is no longer an Acquiring Member of Visa or MCI, this Agreement will automatically and immediately terminate. In addition, Bank may terminate this Agreement upon ninety (90) days' written notice to IPAYMENT in the event Bank becomes subject to any change in a statute, law, rule, regulation, policy or other official pronouncement of any state or federal government entity regulatory agency or of VISA or MCI which would prohibit Bank from continuing the business described in this Agreement.

     "(b) Obligations Upon Expiration or Termination. Immediately following the expiration or earlier termination of this Agreement for any reason, IPAYMENT will contract with a third party Acquiring Member to perform Bank's duties under this Agreement and Bank, upon he effective date of the assignment and assumption agreements entered into at such time, will assign the Merchant Agreements, including all Merchant files and records (paper and fiche), BINs, ICAs and databases relating to such Merchants and Merchant Agreements, and all related deposit accounts to said third party Acquiring Member at no expense to IPAYMENT other than the actual cost of copying, shipping, supplies, and any related Association, Network and Processor fees. Pending such assignment, the rights and obligations of the parties (including, without limitation, the rights and obligations relating to compensation under Article V hereof) shall continue to be governed by this Agreement in all respects."

5. As hereby amended and supplemented the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the Effective Date above:



HUMBOLDT BANK                        By:   /s/ illegible
                                           -----------------------------

                                     Its:            CEO
                                           -----------------------------

                                     Date:          10/3/02
                                           -----------------------------



IPAYMENT, INC.                      By:    /s/ Gregory Daily
(a Tennessee corporation)                  -----------------------------

                                     Its:
                                           -----------------------------

                                     Date:
                                           -----------------------------



IPAYMENT TECHNOLOGIES, INC.          By:   /s/ Gregory Daily
                                           -----------------------------

                                     Its:
                                           -----------------------------

                                     Date:
                                           -----------------------------